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the Securities Exchange Act of 1934

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ALR TECHNOLOGIES INC.

(Name of Registrant as Specified In Its Charter)

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ALR TECHNOLOGIES INC.

7400 Beaufont Springs Drive

Suite 300

Richmond, VA 23225

(804) 554-3500

INFORMATION STATEMENT

Introduction

This information statement is being mailed or otherwise furnished to stockholders of ALR TECHNOLOGIES INC., a Nevada corporation (the “Company” or “We”) in connection with the prior receipt by the Board of Directors of approval by written consent of the holders of a majority of our common stock of proposals to elect Sidney Chan, Dr. Alfonso Salas, Kenneth Robulak, Peter Stafford and Ronald Cheng to our board of directors.

This information statement is being first sent to stockholders on or about July 8, 2019.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Vote Required

The proposed action requires the approval of a majority of the outstanding shares of common stock. Each holder of common stock is entitled to one (1) vote for each share held for each director. The record date for the purpose of determining the number of shares outstanding, and for determining stockholders entitled to vote, is the close of business on June 28, 2019 (the “Record Date”). As of the record date, we had 268,777,909 shares of common stock issued and outstanding. Holders of the shares have no preemptive rights. All outstanding shares are fully paid and non-assessable. The transfer agent for the common stock is Pacific Stock Transfer Company, 6725 Via Austi Parkway, Suite 300, Las Vegas, Nevada 89119 (the “Transfer Agent”). The Transfer Agent’s telephone number is 1 (800) 785-7782.

On July 5, 2019, shareholders holding a majority of the outstanding shares of our common stock executed a written consent approving the election of Sidney Chan, Dr. Alfonso Salas, Kenneth Robulak, Peter Stafford and Ronald Cheng to our board of directors.

Meeting Not Required

Nevada Revised Statutes 78.320(2) provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by the stockholders holding at least a majority of the voting power.

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Furnishing Information

This information statement is being furnished to all holders of our common stock. The Form 10-K for the year ending December 31, 2018 and all subsequent filings may be viewed on the Securities and Exchange Commission web site at www.sec.gov in the EDGAR Archives and are incorporated herein by reference. We are presently current in the filing of all reports required to be filed with the Securities and Exchange Commission.

Dissenters Rights of Appraisal

There are no dissenter’s rights of appraisal applicable this action to amend the articles of incorporation and create a class of preferred stock.

Proposals by Security holders

No security holders entitled to vote has transmitted any proposals to be acted upon by you.

Vote Obtained

The following individuals own the number of shares and percentages set forth opposite their names:

Sidney Chan	39,845,000	14.82%
Christine Kan	103,153,482	38.38%
Total	142,998,482	53.20%

On July 5, 2019, the foregoing persons or entities executed a written consent approving the election of Sidney Chan, Dr. Alfonso Salas, Kenneth Robulak, Peter Stafford and Ronald Cheng to our board of directors.

PROPOSAL NO. 1

NOMINEES

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has audit, nominating and compensation committees.

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The name, address, age and position(s) of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
Sidney Chan	68	Director since August 1997.
7400 Beaufont Springs Dr., Suite 300		Chairman of the Board of Directors, Secretary,
Richmond, VA 23225		Principal Executive Officer, Principal Financial
		Officer and Principal Accounting Officer.

Dr. Alfonso Salas	59	Director since August 21, 2012.
7400 Beaufont Springs Dr., Suite 300
Richmond, VA 23225

Kenneth Robulak	71	Director since August 21, 2012.
7400 Beaufont Springs Dr., Suite 300
Richmond, VA 23225

Peter Stafford	82	Director since August 1, 2014.
7400 Beaufont Springs Dr., Suite 300
Richmond, VA 23225

Ronald Cheng	68	Director since January 30, 2015
7400 Beaufont Springs Dr., Suite 300
Richmond, VA 23225

The foregoing persons are our directors, and where disclosed, officers.

Background of our directors and director nominees

Sidney Chan - Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Secretary, Treasurer and a Member of the Board of Directors of the Company

Mr. Chan joined ALR Technologies Inc. in August 1997. He has been instrumental in the Company’s financing, product development and corporate development. Mr. Chan has led the product development of the Company’s Diabetes Management System. Mr. Chan possesses in-depth knowledge of the equity markets and investment industry, as well as a strong fundamental background in the responsibilities of corporate development and operations. Mr. Chan is an engineer and obtained his Bachelor of Engineering (Mining) degree with distinction in Mineral Economics from McGill University in 1973.

Dr. Alfonso Salas - Member of the Board of Directors of the Company

Dr. Salas graduated with distinction from Universidad Metroplitana of Barranquilla, Colombia in 1983 with a Doctor of Medicine degree. He began practicing in Santa Marta, Columbia in rural medical facilities and the opened a private practice in 1984. He then worked as a physician with a number of shipping companies and became Medical Director in the office of the Ministry of Social Security and Labor of Columbia in 1991 doing medical assessments for work related accidents. In 1993 Dr. Salas was appointed Director of a Medical Service Plan of Columbia and with a support staff of more than thirty people, maintained a caseload, provided assessment procedures and referral services to hospitals, clinics, and

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specialists and organized and monitored clinical trials and clinical research in the pharmaceutical and medical field. Since 1995 Dr. Salas has operated his own business in Vancouver, British Columbia, providing medical based consulting services for corporations with a focus on budgeting, research and medical services.

Kenneth Robulak - Member of the Board of Directors of the Company

From December 14, 1999 to January 31, 2001 and since August 21, 2012, Mr. Robulak was a member of our board of directors and from April 4, 2000 to January 31, 2001 Mr. Robulak was our chief financial officer, secretary, treasurer and vice president. Mr. Robulak resigned as an officer and director on January 31, 2001. At the time of his resignation, Mr. Robulak did not have any disagreements with us relating to our operations, policies, or practices. Since July 2007, Mr. Robulak has worked as a marketing consultant to Tecno Metal Products, LLC, a technology based manufacturing Company with operations in Dallas, Texas and Guadalajara, Mexico. Mr. Robulak earned a Bachelor of Commerce degree in finance and marketing and is a Fellow of the Institute of Canadian Bankers

Peter Stafford - Member of the Board of Directors of the Company

Mr. Stafford is a retired lawyer and business consultant, having practised with Fasken Martineau DuMoulin LLP, a major Canadian based international law firm, and its predecessor firms, from 1966 to 2013, except for several years spent as in-house counsel for clients of the firm. From 1989 until his retirement from full-time practice in 2006, Mr. Stafford served as senior partner in Fasken Martineu DuMoulin LLP, including leading the start of its Johannesburg, South Africa office in 2003. He was a director and subsequently secretary of WEX Pharmaceuticals Inc. (TSX listed) from September 2001 to its amalgamation in May 2011, a director and board chair of BC Bancorp (TSX listed) from October 1986 until its merger with Canadian Western Bank in November 1996, a director of Nissho Iwai (Canada) Ltd. a subsidiary of Nissho Iwai Corp. (now Sojitz Corp.) from June 1997 until October 2003 and a director of China One Corporation (TSX-V listed) from March 2007 until it was acquired in December 2008. From August 2013 to March 2018, Mr. Stafford was a director, secretary and audit committee chair of Russell Breweries Inc. (TSX-V: RB). Mr. Stafford also served as Director of two private companies, Pikes Peak Resources Inc. from 2007 to 2012 and Paraguay Minerals Inc., from 2007 to date. Mr. Stafford obtained his Bachelor of Arts from the University of Cape Town in 1957 and obtained an LL.B. from the University of South Africa in 1960.

Ronald Cheng – Member of the Board of Directors of the Company

Mr. Cheng is a lawyer retired from Osler, Hoskin and Harcourt LLP, a major Canadian based international law firm, where he practiced as a partner from 1980 until his retirement in March 2014. He regularly appeared as counsel before the Canadian International Trade Tribunal, Canadian federal courts and on NAFTA and WTO matters and advised on NAFTA and other trade agreements. He represented and provided strategic advice to corporations including startups, trade associations and governments in anti-dumping, countervail and safeguard litigation, customs matters, commodity tax and government procurement disputes, as well import and export monitoring and controls. Mr. Cheng was listed in the Lexpert® Guides to Leading US/Canada Cross-border Litigation Lawyers and with highest listings in other leading legal directories such as Chambers, Martindale-Hubbell® and Best Lawyers® . Mr. Cheng received his Bachelor of Arts from Amherst College in 1972 and a Juris Doctor degree from the University of Toronto in 1974.

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Involvement in Certain Legal Proceedings

During the past ten years, Messrs. Chan, Robulak, Stafford, Cheng and Dr. Salas have not been the subject of the following events:

1.	A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii)	Engaging in any type of business practice; or

iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.	The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.	Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.	Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.	Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:
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i)	Any Federal or State securities or commodities law or regulation; or

ii)	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.	Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee and Charter

We have a separately-designated audit committee of the board. The Audit Committee is composed of three members of our board of directors: Mr. Sidney Chan, Mr. Kenneth Robulak and Dr. Alfonso Salas. Mr. Robulak and Dr. Salas are deemed independent. Mr. Chan holds office as Chief Executive Officer of the Company. Our audit committee is responsible for: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and, (5) funding for the outside auditory and any outside advisors engagement by the audit committee. A copy of our audit committee charter is filed as Exhibit 99.19 with our 2013 Form 10-K on March 31, 2014.

Audit Committee Financial Expert

None of our directors or officers have the qualifications or experience to be considered a financial expert. We believe the cost related to retaining a financial expert at this time is prohibitive. Further, because of our limited operations, we believe the services of a financial expert are not warranted and the members of our Audit Committee have an appropriate level of financial knowledge and experience.

Code of Ethics

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code. A copy of the code of ethics is filed as Exhibit 14.1 with our 2003 Form 10-K on April 14, 2004.

Disclosure Committee and Committee Charter

We have a disclosure committee and disclosure committee charter. Our disclosure committee is comprised of all of our officers and directors. The purpose of the committee is to provide assistance to the Chief Executive Officer and the Chief Financial Officer in fulfilling their responsibilities regarding the identification and disclosure of material information about us, and the accuracy, completeness and timeliness of our financial reports. A copy of the disclosure committee charter is filed as Exhibit 99.2 with

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our 2003 Form 10-K on April 14, 2004.

Compensation Committee and Charter

We have a separately-designated compensation committee of the board. The compensation committee is composed of three members of our board of directors: Mr. Sidney Chan, Mr. Kenneth Robulak and Dr. Alfonso Salas. Mr. Robulak and Dr. Salas are deemed independent. Mr. Chan holds office as Chief Executive Officer of the Company. Our compensation committee is responsible for making recommendations on appropriate compensation packages for directors, executives and employees that will be competitive directly with compensation packages offered by medical technology or pre-commercialization companies and also industries that source executives and employees directly from the same talent pool. A copy of our compensation committee charter is filed as Exhibit 99.7 with our 2014 Form 10-Q on August 14, 2013.

Nomination Committee and Charter

We have a separately-designated nomination committee of the board. The nomination committee is composed of three members of our board of directors: Mr. Sidney Chan, Mr. Kenneth Robulak and Dr. Alfonso Salas. Mr. Robulak and Dr. Salas are deemed independent. Mr. Chan holds office as Chief Executive Officer of the Company. Our nomination committee is responsible for evaluating and recommending candidates as directors of the Company as well as evaluating the current board of directors. A copy of our nomination charter is filed as Exhibit 99.1 with our 2014 Form 10-Q on August 14, 2013.

Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, officers and persons who beneficially owned more than ten percent of the Company’s common stock to file reports of ownership and changes in ownership of common stock.

Based solely upon a review of Forms 3, 4 and 5 furnished to the Company during the fiscal years 2017, 2018 and the fiscal year to date of 2019, Messrs., Chan, Robulak, Stafford, Cheng and Dr. Salas have filed all Form 3s and 4s required by law.

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EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us during the last three fiscal years for our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named executive officers.

The following table sets forth information with respect to compensation paid by the Company to officers and directors during the three most recent fiscal years.

Summary Compensation Table

						Non-Equity	Non-qualified
				Stock	Option	Incentive	Deferred	All
Name and		Salary	Bonus	Awards	Awards	Plan	Earnings	Other	Total
Principal Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Sidney Chan [1][2]	2018	180,000	0	0	0	0	0	9,600	189,600
Chairman, CEO,	2017	180,000	0	0	0	0	0	9,600	189,600
President and CFO	2016	180,000	0	0	0	0	0	9,600	189,600

Bill Smith [3]	2018	0	0	0	0	0	0	0	0
President	2017	0	0	0	0	0	0	0	0
(resigned 01/31/16)	2016	15,500	0	0	0	0	0	0	15,500

[1]	All other compensation includes automobile allowance.

[2]	Salaries and other annual compensation for fiscal 2018, 2017 and 2016 totaling $189,600 in each year respectively has accrued against the line of credit payable provided by Mr. Chan to the Company. Options granted to acquire shares of common stock of the Company to Mr. Chan and his spouse for providing operating lines of credit to the Company are not included in the table above.

[3]	Resigned as President and member of the Board of Directors effective January 31, 2016.
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Outstanding Equity Awards at July 8, 2019

			Equity				Equity
			Incentive				Incentive
	Number of	Number of	Plan Awards:			Number of	Plan Awards:
	Securities	Securities	Securities			Shares or	Number of
	Underlying	Underlying	Underlying			Units of	Unearned
	Unexercised	Unexercised	Unexercised	Option	Option	Stock	Shares, Units
	Options	Options	Unearned	Exercise	Expiration	that have	that have
Name	Exercisable	Unexercisable	Options	Price	Date	not Vested	not vested
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Sidney Chan	4,925,001,500	0	0	$0.00	2021/2024	0	0
Dr. Alfonso Salas	5,000,000	0	0	$0.04	2024	0	0
Kenneth Robulak	10,000,000	0	0	$0.015- $0.035	2024	0	0
Ronald Cheng	5,000,000	0	0	$0.015- $0.035	2024	0	0
Peter Stafford	5,000,000	0	0	$0.015- $0.035	2024	0	0

Mr. Sidney Chan

On March 6, 2011, Mr. Chan was granted the option to acquire 20,000,000 shares of common stock of the Company, exercisable at $0.125 per share. For each dollar the Company borrowed on the line of credit from Mr. Chan, eight stock options became exercisable. The option to acquire the 20,000,000 shares was set to expire on March 5, 2016.

On June 27, 2012, the option granted to Mr. Chan on March 6, 2011 to acquire 20,000,000 shares of common stock was modified as follows:

i.	The options in respect of shares not vested were vested immediately, and

ii.	The exercise price of the option was reduced from $0.125 per share to $0.07 per share and subsequently reduced to $0.05 per share on December 28, 2012.

On June 27, 2012, the Company granted Mr. Chan the option to acquire 15,750,000 shares of common stock of the Company with an exercise price of $0.07 per share until March 6, 2016. On December 28, 2012, the exercise price of this option granted on June 27, 2012 was reduced to $0.05 per share.

On December 28, 2012, the Company granted Mr. Chan the option to acquire:

i.	14,250,000 shares of common stock of the Company at an exercise price of $0.05 per share

ii.	50,000,000 shares of common stock of the Company at an exercise price of $0.03 per share

The options granted to acquire 64,250,000 shares of common stock were exercisable until December 28, 2017.

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Mr. Sidney Chan (continued)

On April 1, 2014, the Company and Mr. Chan agreed to amend the existing credit agreement to increase the borrowing limit on the line of credit provided to the Company from $4,000,000 to $5,500,000. In exchange for increasing the borrowing limit, the Company:

i.	granted Mr. Chan the option to acquire 83,333,400 shares of common stock of the Company at a price of $0.03 per share for a term of five years,

ii.	reduced the exercise price of Mr. Chan’s option to acquire 35,750,000 shares of common stock of the Company, granted June 2012, from $0.05 per share to $0.03 per share,

iii.	reduced the exercise price of Mr. Chan’s option to acquire 14,250,000 shares of common stock of the Company, granted December 2012, from $0.05 per share to $0.03 per share,

iv.	granted Ms. Kan the option to acquire 26,666,700 shares of common stock of the Company at an exercise price of $0.03 per share for a term of five years.

v.	reduced the exercise price of the option granted January 2011 to the spouse of Mr. Chan (Ms. Kan), to acquire 20,000,000 shares of common stock of the Company from $0.05 per share to $0.03 per share, and

On May 29, 2015, the Company and Mr. Chan agreed to amend the existing credit agreement to increase the borrowing limit on the line of credit provided to the Company from $5,500,000 to $7,000,000. In exchange for Mr. Chan increasing the borrowing limit the Company:

i.	reduced the exercise price of the 230,000,100 shares of common stock under option to Mr. Chan and his spouse from $0.03 per share to $0.015 per share;

ii.	extended the expiry date of the 230,000,100 shares of common stock under option to Mr. Chan to be five years from the date of execution of the amended credit agreement;

iii.	granted Mr. Chan the right and option to purchase, an additional 329,999,967 shares of common stock at a price of $0.015 per share for a term of five years from the date of execution of the amended credit agreement.

On July 1, 2016, the Company and Mr. Chan agreed to amend the existing credit agreement to increase the borrowing limit on the line of credit provided to the Company from $7,000,000 to $8,500,000. In exchange for Mr. Chan increasing the borrowing limit the Company:

i.	reduced the exercise price of the 560,000,200 shares of common stock under option to Mr. Chan and his spouse from $0.015 to $0.002;

ii.	granted Mr. Chan and his spouse the right and option to purchase, an additional 4,390,001,300 shares of common stock at a price of $0.002 per share for a term of five years

On April 12, 2019, the expiry date of May 29, 2020 for the option held by Mr. Chan and his spouse to acquire 560,000,200 shares of common stock at a price of $0.002 was extended to April 12, 2024.

On June 19, 2019, Mr. Chan exercised his option to acquire 25,000,000 shares of common stock of the Company at a price of $0.002 per share by providing his forgiveness of an outstanding debt owed by the Company to him in the amount of $50,000.

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Dr. Alfonso Salas

On May 6, 2019, the Company granted Dr. Salas the option to acquire 4,000,000 shares of common stock at a price of $0.035 per share for a term of five years. On May 17, 2019, the Company granted Dr. Salas the option to acquire 1,000,000 shares of common stock at a price of $0.035 per share for a term of five years.

Mr. Kenneth Robulak

On July 25, 2014, the Company granted Mr. Robulak the option to acquire 1,000,000 shares of common stock at a price of $0.03 for a term of five years. On July 2, 2015, the exercise price of the option to acquire 1,000,000 shares of common stock was reduced from $0.03 per share to $0.015 per share. On November 27, 2017, the Company granted Mr. Robulak the option to acquire 2,350,000 shares of common stock at a price of $0.015 for a term of five years. On March 15, 2019, Mr. Robulak was granted the option to acquire 6,650,000 shares of common stock at a price of $0.035 per share for a term of five years. On April 12, 2019, the expiry date of July 25, 2019 for the option held by Mr. Robulak to acquire 1,000,000 shares of common stock of the Company at a price of $0.015 per share was extended to April 12, 2024.

Mr. Peter Stafford

On August 1, 2014, the Company granted Mr. Stafford the option to acquire 500,000 shares of common stock at a price of $0.03 for a term of five years. On July 2, 2015, the exercise price of the option to acquire 500,000 shares of common stock of the Company was reduced from $0.03 per share to $0.015 per share. On April 12, 2019, the expiry date of August 1, 2019 for the option held by Mr. Stafford to acquire 500,000 shares of common stock of the Company at a price of $0.015 was extended to April 12, 2024. On May 6, 2019, the Company granted Mr. Stafford the option to acquire 4,500,000 shares of common stock at a price of $0.035 per share for a term of five years.

Mr. Ronald Cheng

On August 1, 2014, the Company granted Mr. Cheng the option to acquire 500,000 shares of common stock at a price of $0.03 for a term of five years. On July 2, 2015, the exercise price of the option to acquire 500,000 shares of common stock of the Company was reduced from $0.03 per share to $0.015 per share. On April 12, 2019, the expiry date of August 1, 2019 for the option held by Mr. Cheng to acquire 500,000 shares of common stock of the Company at a price of $0.015 was extended to April 12, 2024. On May 6, 2019, the Company granted Mr. Cheng the option to acquire 4,500,000 shares of common stock at a price of $0.035 per share for a term of five years.

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Option Exercises and Stock Vested for the year ended December 31, 2018

	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired On Exercise	On Exercise	Acquired On Vesting	On Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Sidney Chan	0	0	0	0
Dr. Alfonso Salas	0	0	0	0
Kenneth Robulak	0	0	0	0
Peter Stafford	0	0	0	0
Ronald Cheng	0	0	0	0

The Company does not have any long-term incentive plans. The Company has contractual compensation arrangements with the following individuals:

Sidney Chan

The Company has a consulting arrangement with Mr. Sidney Chan, Chief Executive Officer and Chairman of the Board of Directors of the Company. Under the terms of the contract, Mr. Chan is paid $180,000 per annum for services, receive a vehicle allowance of $800 per month, receive health care insurance and receive club allowances. The contract can be terminated at any time with thirty days’ notice and the payment of two years annual salary. Should the contract be terminated, all debts owed to Mr. Chan and his spouse must be immediately repaid. The initial term of the contract is for one year and automatically renews for continuous one year terms. Also under the terms of the contract are the following:

i.	Incentive Revenue Bonus

Mr. Chan will be entitled to a 1% net sales commission from the sales of any of the Company’s products at any time during his life, regardless if Mr. Chan is still under contract with the Company.

ii.	Sale of Business

If more than 50% of the Company’s stock or assets are sold, Mr. Chan will be compensated for entering into non-compete agreements based on the selling price of the Company or its assets as follows:

-	2% of sales price up to $24,999,999 plus
-	3% of sales price between $25,000,000 and $49,999,999 plus
-	4% of sales price between $50,000,000 and $199,999,999 plus
-	5% of sales price in excess of $200,000,000
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Compensation of Directors

The Board of Directors consist five members, Mr. Sidney Chan, Mr. Kenneth James Robulak, Dr. Alfonso Salas, Mr. Peter Stafford and Mr. Ronald Cheng. Mr. Kenneth Robulak, Dr. Alfonso Salas, Mr. Peter Stafford and Mr. Ronald Cheng are independent directors.

The Company’s Board of Directors unanimously resolved that members receive no cash compensation for their services; however, they are reimbursed for travel expenses incurred in serving on the Board of Directors. Independent directors are compensated from time to time through the grant of options to purchase shares of common stock of the Company. Directors whom are also Officers or consultants of the Company are compensated for those positions as disclosed under Executive Compensation for those positions.

No additional amounts are payable to the members of the Company’s Board of Directors for committee participation or special assignments.

Compensation for the Directors for the year ended December 31, 2018 was as follows:

	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Sidney Chan	0	0	0	0	0	0	0
Dr. Alfonso Salas	0	0	0	0	0	0	0
Kenneth Robulak	0	0	0	0	0	0	0
Mr. Peter Stafford	0	0	0	0	0	0	0
Mr. Ronald Cheng	0	0	0	0	0	0	0

Indemnification

Under our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, as amended, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

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CERTAIN RELATIONSHIPS AND TRANSACTIONS

All transactions with related parties were incurred in the normal course of operations and measured at the exchange amount, which is the amount of consideration and agreed upon by the transaction parties.

Year Ended December 31, 2018

During the 2018 fiscal year, the Company incurred interest expense of $299,125 on $2,891,966 of promissory notes due to relatives of Sidney Chan and interest expense of $1,287,822 on $11,024,235 of amounts outstanding on the lines of credit payable to Sidney Chan and Christine Kan. During the year ended December 31, 2018, the Company borrowed $625,985 on the line of credit provided by Sidney Chan. As at December 31, 2018, the accrued interest on promissory notes owed to relatives of Sidney Chan was $2,554,654. As at December 31, 2018, the accrued interest on the lines of credit was $6,237,416.

Year Ended December 31, 2017

During the 2017 fiscal year, the Company incurred interest expense of $299,125 on $2,891,966 of promissory notes due to relatives of Sidney Chan and interest expense of $1,202,250 on $10,398,249 of amounts outstanding on the lines of credit payable to Sidney Chan and Christine Kan. During the year ended December 31, 2017, the Company borrowed $770,030 on the line of credit provided by Sidney Chan. As at December 31, 2017, the accrued interest on promissory notes owed to relatives of Sidney Chan was $2,255,529. As at December 31, 2017, the accrued interest on the lines of credit was $4,949,593.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this report, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholder listed below has direct ownership of his/her shares and possesses sole voting and dispositive power with respect to the shares.

	Direct Amount of			Percent
Name of Beneficial Owner	Beneficial Owner		Position	of Class
Sidney Chan	143,498,482	[1] [2]	Chairman, Chief Executive Officer, Chief Financial	53.4%
			Officer and member of the Board of Directors

Dr. Alfonso Salas	1,557,738	[3]	Member of the Board of Directors	0.6%

Kenneth Robulak	1,190,000	[4]	Member of the Board of Directors	0.4%

Peter Stafford	500,000	[5]	Member of the Board of Directors	0.2%

Ronald Cheng	1,205,800	[6]	Member of the Board of Directors	0.5%

All Officers and Directors	147,972,020			55.1%
as a group (5 people)
[1]	39,845,000 shares are held in the name of Sidney Chan, 500,000 shares are held in the name of KRS Retraction

Limited, and, 103,153,482 shares are owned by Christine Kan, Mr. Chan’s wife.

[2]	Mr. Chan and his wife also hold the option to acquire 4,925,001,500 shares of common stock of the Company.

[3]	Dr. Salas also holds the option to acquire 5,000,000 shares of common stock of the Company.
[4]	Mr. Robulak also holds the option to acquire 10,000,000 shares of common stock of the Company.
[5]	Mr. Stafford also holds the option to acquire 5,000,000 shares of common stock of the Company.
[6]	Mr. Cheng also holds the option to acquire 5,000,000 shares of common stock of the Company.

AUDIT COMMITTEE REPORT

From January 1, 2018 to December 31, 2018, the Audit Committee was composed of three members of the Board of Directors. The Audit Committee and the Board of Directors met three times to approve its filings as follows 1) the 2016 annual report, 2) its three 2017 quarterly reports and 3) its 2018 quarterly reports. Each member of the Audit Committee was present for the three meetings, except for Dr. Salas who was absent for one meeting. The board of directors met 4 times in the fiscal year ended December 31, 2018. Each member of the board of directors attended all of the meetings except for Mr. Cheng who was absent for two of the meetings and Dr. Salas who was absent for one meeting.

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FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(1)	Audit Fees

The aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for audit of the Company’s financial statements included in its Form 10-K and review of its consolidated financial statements included in the its Form 10-Qs or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years was:

2018	$20,000	DMCL LLP
2017	$20,000	DMCL LLP

(2)	Audit-Related Fees

The aggregate fees billed in each of the last two fiscal years for assurance and related services by the principal accountants that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported in the preceding paragraph:

2018	$12,000	DMCL LLP
2017	$12,000	DMCL LLP

(3)	Tax Fees

The aggregate fees billed in each of the last two fiscal years for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning was:

2018	$2,000	DMCL LLP
2017	$2,000	DMCL LLP

(4)	All Other Fees

The aggregate fees billed in each of the last two fiscal years for the products and services provided by the principal accountant, other than the services reported in paragraphs (1), (2), and (3) was:

2018	$0	DMCL LLP
2017	$0	DMCL LLP

(5)              The Company’s audit committee’s pre-approval policies and procedures described in paragraph (c)(7)(i) of Rule 2-01 of Regulation S-X were that the audit committee pre-approve all accounting related activities prior to the performance of any services by any accountant or auditor.

(6)              The percentage of hours expended on the principal accountant’s engagement to audit the Company’s consolidated financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant’s full time, permanent employees was 0%.

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By Order of the Board of Directors

/s/ SIDNEY CHAN

Sidney Chan

Chairman of the Board of Directors, Chief Executive

Officer and Chief Financial Officer

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